Exhibit 10.4

IRREVOCABLE VOTING PROXY

THIS VOTING AGREEMENT (the “Agreement”) as of May 30, 2006 is made by and among Cornell Capital Partners, LP (“Cornell”) and the other persons or entities named on signature pages hereto (individually as “Shareholder” and collectively as the “Shareholders” and with the Cornell, the “Parties”).

RECITALS

WHEREAS, the Shareholders are shareholders of Isonics Company, a California Company (the “Company”) as well as holding the position of president, senior vice president, vice president and chief financial officer;

WHEREAS, as additional consideration to Cornell for entering into the Securities Purchase Agreement dated May 30, 2006 and the transaction documents related thereto with the Company, the Shareholders desire to enter into this Agreement for the purpose of granting an irrevocable proxy to exercise certain voting rights of shares of stock of the Company at the shareholder’s meeting to be held no later than October 31, 2006.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

SHARES SUBJECT TO AGREEMENT

1.1           Shares Subject to Agreement.  The shares subject to the irrevocable proxy provided in Section 2 are such shares of common stock of the Company (the “Shares”) that are:

(a)          As of the date hereof, held in the names of the Shareholders in the amounts set forth opposite each Shareholder’s name on Schedule 1 attached hereto;

(b)         Any future issuance of voting shares of Capital Stock of the Company to the Shareholders, provided however, that this Agreement is in effect at the time of such issuance.

1.2           Adjustment of Shares.  In the event that the number of outstanding shares of common stock is increased by a stock dividend, stock split, or similar recapitalization of the Company, any additional shares issued to either Shareholder shall be deemed Shares within the meaning of this Agreement.

ARTICLE II

GRANT OF PROXY

2.1           Grant of Proxy.  Upon the execution of this Agreement and Exhibit A hereto, the shareholders grant to David Gonzalez their Proxy to vote for the matters described in Sections 4(l) and 4(m) of the Securities Purchase Agreement at the meeting of the Company’s Shareholders to be held on or before October 31, 2006.

2.2           Revocation of Prior Proxies.  The Shareholders hereby revoke and cancel any and all proxies in respect of the Shares existing prior to the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each Shareholder represents and warrants to Cornell and the other Shareholders, the following:

3.1           Requisite Power and Authority.  Shareholder has all the necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Shareholder’s part required for the lawful execution and delivery of this Agreement has been taken.  Upon execution and delivery, this Agreement will be valid and binding obligation of Shareholder, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

3.2           Ownership of Shares.  Each Shareholder is the beneficial owner of the Shares specified in Schedule 1 hereto opposite his name and that he does not own directly or indirectly, any other shares of common stock of the Company as of the date hereof.  There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of the voting shares, other than as contemplated by this Agreement.

ARTICLE IV

TERMINATION OF AGREEMENT

4.1           Termination.  This Agreement shall terminate upon casting of all of the proxy votes as contemplated by Section 2.1 above.

ARTICLE V

MISCELLANEOUS

5.1           Governing Law/Venue. This Agreement shall be deemed to be made in, governed by, interpreted under and construed in all respects in accordance with the laws of the State of California , irrespective of the place of domicile or residence of any Party, and without giving effect to any choice or conflict of laws provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.  In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the Parties hereby agree and consent to the jurisdiction and venue of the Superior Court of Los Angeles Cointy or the United States District Court of for Central District of California.

5.2           Remedies.  The Parties shall have all the remedies available to them for breach of this Agreement by law or in equity.  The Parties further agree that in addition to all other remedies available at law or in equity, the Parties will be entitled to specific performance of the obligations of each party to this Agreement and immediate injunctive relief.  The Parties also agree that if an action is brought in equity to enforce a party’s obligations, no Shareholder will assert as a defense that there is an adequate remedy at law.

5.3           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

5.4           Entire Agreement.  This Agreement, the Exhibits and Schedules hereto, constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

5.2           Amendment and Waiver.  This Agreement may not be amended or modified.

4.6           Notices.  Any notices or other communications required or permitted hereunder shall be deemed sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Cornell , to:	Cornell Capital Partners, LP
101 Hudson Street – Suite 3700
Jersey City, New Jersey 07030
Attention:Mark Angelo & David Gonzalez, Esq.
	Telephone:	(201) 985-8300
	Facsimile:	(201) 985-8266

If to Shareholder:	At such address on the Company’s stockholder ledger

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have given as of the date so delivered, mailed or telegraphed.

5.7           Attorneys’ Fees. In the event that any dispute among the Parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement.

5.8           Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.9           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  The execution of this Agreement may be transmitted by facsimile signatures.

5.10         Definitions.  All capitalized terms not otherwise defined herein are defined as set forth in that certain Securities Purchase Agreement among the Company and Cornell of even date herewith or documents referred to therein.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC

By:
Name:	Mark Angelo
Title:	President and Portfolio Manager

SHAREHOLDERS

James E. Alexander

Boris Rubizhevsky

Lindsay A. Gardner

James Sakys

SCHEDULE 1

CURRENT SHARE OWNERSHIP

SHAREHOLDER	CERTIFICATE NO.	SHARES OF COMMON STOCK
James E. Alexander
Boris Rubizhevsky
Lindsay A. Gardner
John Sakys

EXHIBIT A

IRREVOCABLE PROXY

In consideration for Cornell Capital Partners, LP, a Delaware limited partnerhip (“Cornell”), entering into the transactions pursuant to the Securities Purchase Agreement and related documents all of which are dated May 30, 2006 with Isonic Coproration, a California corporation (the “Company”) the undersigned shareholders, holders of the Shares set forth with their names below do hereby irrevocably appoint David Gonzalez, Esq., as nominee for Cornell, with full power of substitution,  as proxy to vote and otherwise represent the Shares for the following matters:

1.                                       The approval of an amendment to the Company’s amended and restated articles of in Company to increase the number of shares of authorized Common Stock from to at least 175,000,000 and the filing of a preliminary and definitive Schedule 14A to be followed by the appropriate filings with the California Secretary of State and which shall be effective as soon thereafter as possible, but no later than December 31, 2006 and

2.                                       The issuance of a maximum 57,924,215 shares as Conversion Shares (being 64,000,000 maximum shares to be issued less 6,075,785 Conversion Shares (as defined in the Securities Purchase Agreement dated May 30, 2006 by and between the Company and the Buyer), which will registered in the Initial Registration Statement, as defined in the Investor’s Registration Rights Agreement dated May 30, 2006 by and between the Company and the Buyer, within the 19.99% requirement), (ii) shares issuable in payment of interest on the Debentures; (iii) shares issuable as liquidated damages pursuant to the Investor Registration Rights Agreement; and (iv) the Warrant Shares (the “Total Transaction Shares”).  The term “Total Transaction Shares” does not include 6,075,785 Conversion Shares, the Buyers Shares, and the shares of the Company’s Common Stock issuable upon exercise of the 2,000,000 warrants with an exercise price of $1.25 all of which have previously been issued to the Buyers.

Capitalized terms not otherwise defined herein are defined as set forth in that certain Securities Purchase Agreement among the Company and Cornell of even date herewith or documents referred to therein

The proxy holder named herein shall represent the undersigned for the purpose of determining a quorum at any shareholders’ meeting that he attends.

SHAREHOLDERS

James E. Alexander

1,801,167

Boris Rubizhevsky
1,067,372

Lindsay A. Gardner
250,548

John Sakys
4,024